Exhibit 10.1

May 28, 2024

Biotricity Inc.

997 Lenox Drive, Suite 100,

Lawrenceville, NJ 08648

Attention: Waqaas Al-Siddiq, Chief Executive Officer

Dear Mr. Al-Siddiq:

Reference is made to the At The Market Offering Agreement, dated as of March 22, 2022 (the “ATM Agreement”), between Biotricity Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is hereby amended to mean the ATM Agreement as amended by this Amendment.

2. The definition of Registration Statement in Section 1 of the ATM Agreement is hereby amended by deleting “(File Number 333-255544)” and inserting in its place “(File Number 333-279226)”.

3. The first sentence of Section 2(b)(vii) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Unless otherwise agreed between the Company and the Manager, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first (1st) Trading Day (or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, a “Settlement Date”).”

4. The last sentence of Section 3(h) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3 or, if applicable, as set forth in General Instruction I.B.6 of Form S-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to such time that this representation is repeated or deemed to be made.”

5. A new Section 3(bb) of the ATM Agreement is inserted as follows:

“Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares from the Manager pursuant to this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so as to reasonably ensure that it or its Subsidiaries will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.”

6. The second sentence of Section 13 of the ATM Agreement is hereby amended and restated in its entirety as follows

“Notwithstanding anything herein to the contrary, the letter agreement, dated April 15, 2024, by and between the Company and the Manager shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Manager in accordance with its terms, provided that, in the event of a conflict between the terms of the letter agreement and this Agreement, the terms of this Agreement shall prevail.”

7. The Company and Wainwright hereby agree that the date hereof shall be a Representation Date under the ATM Agreement and the Company shall deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on or about the date hereof.

8. In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse the Manager for the fees and expenses of Manager’s counsel in an amount not to exceed $15,000, which shall be paid on the date hereof.

9. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

10. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Accepted and Agreed:

biotricity Inc.

By:	/s/ Waqaas Al-Siddiq
Name:	Waqaas Al-Siddiq
Title:	Chief Executive Officer

[signature page to btcy Amendment to atm agreement]

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